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                                                                      Exhibit 11


                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                        Computation of Earnings per Share

             For the quarters ended June 30, 1998 and June 30, 1997




                                                    June 30, 1998         June 30, 1997
                                                    -------------         -------------
Basic:

Weighted average shares outstanding                      3,623,549           3,445,122
                                                         =========           =========

Net earnings                                            $1,168,126          $  916,383
                                                        ==========          ==========

Basic earnings per common share                              $0.32               $0.27
                                                             =====               =====

Diluted:

Weighted average shares outstanding                      3,623,549           3,445,122

Net effect of dilutive stock options
based on the treasury stock method
using the average market price                             411,189             110,217
                                                      ------------         -----------

Total                                                    4,034,738           3,555,339
                                                       ===========          ==========

Net earnings                                            $1,168,126          $  916,383

Net effect of earnings attributable
to subsidiary stock options                               ($27,405)           ($17,702)
                                                       ------------         -----------

Net Earnings                                            $1,140,721           $ 898,681
                                                        ==========           =========

Diluted earnings per common and common
equivalent share                                             $0.28               $0.25
                                                             =====               =====